UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 22, 2012

CONVERGYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4379	31-1598292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 East Fourth Street
Cincinnati, Ohio		45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 22, 2012, Convergys Corporation (“Convergys”) entered into a definitive stock and asset purchase agreement (the “Purchase Agreement”) with NEC Corporation (“NEC”) and NetCracker Technology Corporation, a wholly owned subsidiary of NEC (“NetCracker”).

The Purchase Agreement provides for the sale by Convergys of its Information Management business (the “IM Business”) to NetCracker (the “IM Sale”) for $449 million in cash, subject to specified purchase price adjustments for cash, indebtedness and changes in working capital of the IM Business. The Boards of Directors of each of Convergys and NEC have approved the IM Sale.

Under the Purchase Agreement, at the closing of the IM Sale, Convergys will transfer to NetCracker shares of the subsidiaries of Convergys that operate the IM Business. Convergys will also transfer to NetCracker at the closing, or to one of the transferred subsidiaries at or prior to the closing, other assets primarily related to the IM Business or otherwise specified in the Purchase Agreement. In partial consideration of this transfer, NetCracker or one of the transferred subsidiaries will assume liabilities primarily related to the IM Business and other liabilities specified in the Purchase Agreement. However, Convergys will retain certain assets and liabilities as specified in the Purchase Agreement, including liabilities under defined benefit pension plans, nonqualified deferred compensation plans, and post-retirement welfare benefits plans, and liabilities related to employees that will not continue their employment with the IM Business.

The purchase price will be subject to an adjustment at closing for the estimated non-restricted cash and indebtedness of the IM Business at the time of closing, and for the change in the working capital of the IM Business between September 30, 2011 and closing, on the terms and subject to the limitations of the Purchase Agreement. A further adjustment may be made following the closing based on actual levels of non-restricted cash, indebtedness, and working capital at closing.

The IM Sale is subject to customary closing conditions, including among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the absence of any law or injunction prohibiting consummation of the IM Sale; and the absence of any proceeding by a governmental entity in a jurisdiction material the IM Business, NEC or NetCracker seeking to prohibit the consummation of the IM Sale. The obligation of each party to close the IM Sale is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Purchase Agreement.

The Purchase Agreement provides that Convergys and NetCracker may mutually agree to terminate the Purchase Agreement before completing the IM Sale. In addition, either Convergys or NetCracker may decide to terminate the Purchase Agreement if:

•

the other party breaches the Purchase Agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the IM Sale, subject to the right of the breaching party to cure the breach;

•

the IM Sale is not consummated by the 90th day following the signing of the agreement, subject to extension by either Convergys or NetCracker to the 180th day after signing if regulatory approvals have not been obtained, and the failure of the IM Sale to occur by such date did not result from the failure of the party seeking to terminate to perform any of its obligations under the Purchase Agreement; or

•	an injunction or other order of a court or other tribunal permanently prohibiting the IM Sale becomes final and non-appealable.

The parties have agreed to customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants (i) for Convergys to operate the IM Business in the ordinary course until closing and to refrain from certain actions and (ii) for Convergys not to compete with the IM Business or solicit or hire employees of the IM Business for certain time periods following the closing with respect to the conduct of its business during the interim period between the execution of the Purchase Agreement and consummation of the Merger. Convergys, NEC and NetCracker have agreed to use their reasonable best efforts to obtain required governmental approvals to effect the transaction.

Convergys has agreed, subject to limitations set forth in the Purchase Agreement, to indemnify NEC and NetCracker and related persons for breaches of Convergys’ representations or covenants in the Purchase Agreement; losses arising from retained assets and liabilities; taxes for pre-closing periods; and other specified matters. NEC and NetCracker have agreed, subject to limitations set forth in the Purchase Agreement, to indemnify Convergys and related persons for breaches of NEC’s and NetCracker’s representations and covenants; losses arising from purchased assets and shares and assumed liabilities; taxes for post-closing periods; and other specified matters.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

The above description of the Purchase Agreement and the copy of the Purchase Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Purchase Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Designation

2.1	Stock and Asset Purchase Agreement, dated March 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2012

CONVERGYS CORPORATION

By:	/s/ Julia A. Houston
Name: Julia A. Houston Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock and Asset Purchase Agreement, dated March 22, 2012